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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated March 31, 1997 (May 27, 1997 as to Note 2a, and April 30, 1997 as to Note 2b), appearing in the Current Report of Form 8-K of HFS Incorporated dated July 15, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
January 28, 1998